UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): May 20, 2008

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	Feb ‘08	Mar ‘08	Apr ‘08
Process Management	+15	>20+	+15 to +20
Industrial Automation	+10 to +15	+15 to +20	+20
Network Power	+15 to +20	+15 to +20	+15 to +20
Climate Technologies	0 to +5	0 to +5	0 to +5
Appliance and Tools	-5 to -10	-5 to 0	-5 to 0
Total Emerson	+10	+10 to +15	+10 to +15

April 2008 Order Comments:

Order growth continued to show strength in the 10 to 15 percent range for the three months ended in April. Order trends remained strong for the capital goods focused businesses with continued softness in the residential and consumer related businesses. Favorable currency exchange rates contributed approximately 6 percentage points to the growth.

Global energy market spending continued to positively impact the order growth in Process Management. Project activity remained favorable and orders benefited from the weaker dollar.

Industrial Automation order growth remained strong, led by continued global infrastructure investment and power generation demand. Orders also benefited from the weaker dollar.

Order growth in the Network Power segment was led by strength in the China power systems, uninterruptible power supply, precision cooling and telecom businesses.

Climate Technologies orders remained soft primarily due to continued weakness in the U.S. residential market, but this was partially offset by strength in Asia.

Order trends in the Appliance and Tools segment remained negative as strength in the professional tools and non-residential storage businesses was more than offset by weakness in the appliance component, residential storage and motor businesses.

Reclassified Historical Financial Results

In connection with the Company's previously disclosed intent to sell its European appliance motor and pump business within the next twelve months, the financial results of that business were reclassified as discontinued operations in the Company's Form 10-Q for the second quarter of fiscal 2008. Set forth below are the Company's unaudited financial results for the fiscal year and quarters of 2007 and the first quarter of 2008 reflecting the reclassification for discontinued operations.

(millions of dollars)

	FY2007				FY2007	FY2008
	Q1	Q2	Q3	Q4	Total	Q1

Net sales	$4,937	5,394	5,772	6,028	22,131	5,520

Less: Costs and expenses
Cost of sales	3,154	3,455	3,677	3,780	14,066	3,510
SG&A expenses	1,071	1,109	1,154	1,235	4,569	1,184
Other deductions, net	18	39	58	60	175	3
Interest expense, net	59	58	60	50	227	50

Earnings from continuing operations before income taxes	635	733	823	903	3,094	773

Income taxes	193	240	250	282	965	254

Earnings from continuing operations	442	493	573	621	2,129	519

Discontinued Operations, net of tax	3	1	1	2	7	46

Net earnings	$445	494	574	623	2,136	565

Basic EPS - continuing operations	$0.55	0.62	0.72	0.79	2.68	0.66

Basic EPS - net earnings	$0.56	0.62	0.72	0.79	2.69	0.72

Diluted EPS - continuing operations	$0.55	0.61	0.71	0.78	2.65	0.65

Diluted EPS - net earnings	$0.55	0.61	0.72	0.78	2.66	0.71

Upcoming Investor Events:

On May 21, 2008, at 10:45 a.m. EDT, Emerson Chairman, Chief Executive Officer, and President, David N. Farr will present at the 2008 Electrical Products Group Conference in Longboat Key, Florida. Consistent with fiscal year 2008 guidance previously issued by the Company, Mr. Farr will reaffirm that the Company expects sales growth in the range of 11% to 13% or approximately $25 billion and earnings per share from continuing operations in the range of $3.00 to $3.10. The presentation slides will be posted the evening of May 20th in the Investor Relations area of Emerson’s website at www.emerson.com/financial. The presentation slides will be available for approximately one week at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company’s most recent Form 10-K filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 20, 2008	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

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